                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-84817, 333-105515, 333-114025, 333-115943, and
333-125661), Form S-2 (333-129315) and Form S-3 (333-110218) of Central Federal
Corporation (formerly Grand Central Financial Corp.) of our report dated February 13, 2006, related to the consolidated financial statements of Central Federal Corporation included in this annual report on Form 10-KSB for the year ended December 31, 2005.

                                        Crowe Chizek and Company LLC

Cleveland, Ohio
March 29, 2006